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                                                                   EXHIBIT 99-25

                  TWELFTH AMENDMENT TO TRUST AGREEMENT BETWEEN
                      FIDELITY MANAGEMENT TRUST COMPANY AND
                           THE DETROIT EDISON COMPANY

      THIS TWELTH AMENDMENT, dated as of the first day of August, 2000, by and between Fidelity Management Trust Company (the "Trustee") and The Detroit Edison Company (the "Sponsor");

                                   WITNESSETH:

      WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated June 30, 1994, as amended with regard to The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers, and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America (collectively and individually, the "Plan"): and

      WHEREAS, the Trustee and the Sponsor now desire to amend said Trust Agreement as provided for in Section 14 thereof;

      NOW THEREFORE, in consideration of the above premises the Trustee and the Sponsor hereby amend the Trust Agreement by:

      (1)   Amending the "Other" Section of Schedule "A" to add the following:

            - For terminated and retired participants with outstanding loans: Fidelity shall provide to these participants a loan coupon book for the purpose of scheduling and processing loan repayments.

      IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Twelfth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

THE DETROIT EDISON COMPANY    FIDELITY MANAGEMENT TRUST
                              COMPANY

By   /s/ Darrell K. Ferrell         By  /s/ Carolyn Redden
     ------------------                 -----------------------------
     Darrell K. Ferrell                 Carolyn Redden
     Date July 11, 2000                 Vice President   Date 2/18/00

Detroit Edison-LPS
Twelfth Amendment